EXHIBIT 23.01

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-59098 and 333-101531 of Northern States Power Company — Minnesota on Form S-3 and S-4 of our report dated February 24, 2003, appearing in this Annual Report on Form 10-K of Northern States Power Company — Minnesota for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
February 24, 2003

EXHIBIT 23.01

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-81791 and 333-101913 of Public Service Company of Colorado on Forms S-3 and S-4 of our report dated February 24, 2003, appearing in this Annual Report on Form 10-K of Public Service Company of Colorado for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
February 24, 2003